                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                                  July 20, 2000
                      (Date of the earliest event reported)



                          ColorMax Technologies, Inc .
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)




       Delaware                            1-07301                75-1329265
----------------------------------      -------------         ----------------
(State or other jurisdiction-           (Commission           (I.R.S. Employer
of incorporation)                        File Number)        Identification No.)

   14251 Chambers Road, Tustin, California                       91361
   ---------------------------------------                     ---------
   (Address of principal executive offices)                    (Zip Code)

                                  714-730-6800
               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS.

         ColorMax Technologies, Inc., a Delaware corporation is in the business of manufacturing and distributing lenses for use by persons, who are colorblind or color deficient, as a corrective aid for color discrimination. We have been engaged in that business since our acquisition of RGB Technology Group, Inc. in June, 1999. In November, 1999, the United States Food and Drug Administration ("FDA") cleared our "prescription spectacle" lenses for sale as an optical aid for Duetan and Protan color vision deficiencies, and have been marketing these lenses since that time.

         Although the market for our existing lenses is potentially large, we anticipate that the potential market for soft contact lenses, as a corrective aid for color discrimination, may be even more significant. However, no assurance to this effect can be given. For this reason, a key element of our business plan was and continues to be the development of a soft contact lens with the characteristics of our prescription spectacle.

         In March, 2000, we raised $4,000,000 of gross proceeds through the sale of our securities, in part, to finance research and development for the soft contact lens. In March, 2000, we also acquired certain patented and unpatented technology for color discrimination with a view to using this technology to assist us in developing a soft contact lens as a corrective aid for color discrimination. On April 12, 2000, we submitted a Section 510(k) Notification of Intent to Market to the FDA. This submission was disclosed in our registration statement (the "Registration Statement") on Form SB-2, which was declared effective by the Securities and Exchange Commission (the "Commission") on May 1, 2000.

         On July 13, 2000, the FDA informed us that the FDA could not, at that time, grant the Section 510(k) Notification of Intent to Market. The FDA also requested us to supplement our application to provide significant additional detailed information on the soft contact lens, including results of additional clinical trials, which will have to be conducted in the future, to support our claims related to color discrimination for our proposed soft contact lens product. The preparation of this information, especially completion of the clinical trials, is anticipated to take approximately twelve months. Further, we cannot be certain that clinical trials with respect to our soft contact lens will be successful. Even if the clinical trials are successful, we cannot be sure when or if the FDA will grant a Section 510(k) with respect to our soft contact lens.

         The requirement for additional development and testing of our soft contact lens has necessitated a fundamental change to our business plan and may require significant additional outside financing. Failure to obtain such additional financing or to obtain a Section 510(k) could have a material adverse effect upon our business and our prospects and financial condition.

         Due to the material nature of the foregoing, we have asked the Commission to suspend the effectiveness of the Registration Statement and the registration statement filed on Form S-8, as filed by us on November 17, 1999, until such time as we are able to file and have declared effective a post-effective amendment to the Registration Statement, and to have any stop order related to such registration statements cease to be effective.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              COLORMAX TECHNOLOGIES, INC.



Dated:   August 24, 2000                      By:  /S/ Richard R. Milewski
                                                   ----------------------------
                                                   Richard R. Milewski
                                                   Chief Operating Officer and
                                                   Chief Financial Officer